TECHNOLOGY LICENSE AGREEMENT


Between:

                           Kyxpyx Technologies Inc.
                     (hereinafter referred to as "Kyxpyx")

And:

                      Global Internet Communications Inc.
                      (hereinafter referred to as "GIC")

This Technology License (the "Agreement") is entered into and effective as of this 10th day of August, 2000 (the "Effective Date") between Kyxpyx Technologies, Inc., a British Columbia, Canada, corporation, with its principal place of business at Suite 800 - 1070 Douglas, Victoria, B.C., Canada, ("Kyxpyx") and Global Internet Communications Inc., a British Columbia, Canada, corporation, with its principal place of business at 2305 - 1050 Burrard Street, Vancouver, B.C., Canada, ("GIC").

RECITALS

WHEREAS Kyxpyx wishes to license that part of its streaming video technology for the purpose of allowing GIC to market the Kyxpyx Internet streaming video to the pharmaceutical industry; and

WHEREAS GIC wishes to market and offer the Kyxpyx 's streaming video technology to the pharmaceutical industry;

NOW THEREFORE, for good and valuable consideration, which is acknowledged received by the respective parties, Kyxpyx and GIC enter into this Agreement on the following terms and conditions:

1.0     Definitions

1.1 "Derivative Work(s)" means any revision, modification, translation, abridgment, condensation, expansion, collection, compilation or other form in which an existing work may be recast, transformed, ported or adapted and which is a "derivative work" under Canadian or U.S. copyright law.

1.2 "Independent Work(s)" means any work, or portion thereof, that is independently developed and performs the same or similar functions as certain technology, but is not a Derivative Work of such technology.

1.3 "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (i) patents and patent applications owned or licensable by a party hereto ("Patent Rights"); (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth in this
Section 1.7 and any other proprietary rights relating to intangible property (other than trademark, trade dress, or service mark rights); and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

1.4 "ISV" means the Internet streaming video service" which is GIC's service to provide real time visual/video and audio streaming between two or more parties and between one party and a location or an environment.

1.5 "Subsidiary" means a corporation, partnership, limited liability company, unincorporated association, or other entity (a) greater than 50% of whose combined voting power of the total issued and outstanding voting stock (representing the right to vote for the election of directors or other management authority) is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto (a "Parent"), and is actually controlled or managed by such Parent, or (b) which does not have outstanding shares or securities, as may be the case in a partnership or limited liability company, but greater than 50% of whose ownership as equity interest is, now or hereafter, owned or controlled, directly or indirectly, by a Parent and is actually managed or controlled by such Parent.

1.6 " Kyxpyx" means Kyxpyx Technologies, Inc..

1.7 "GIC" means Global Internet Communications Inc..

1.8 "Technology" means the Kyxpyx Internet streaming video technology.

1.9 "Term" shall mean the duration of this Agreement.

1.10 "Upgrades" means any new releases and versions of the ISV by Kyxpyx which include, but are not limited to, bug fixes, modifications, variations or enhancements of the ISV and which are delivered to GIC pursuant to the terms of this Agreement.

2.0 LICENSE GRANTS

2.1 Source Code and Development License to Technology.

a. Kyxpyx hereby grants to GIC, and GIC hereby accepts from Kyxpyx, an irrevocable (without regard to any termination or expiration of this Agreement, except as provided in Section 11.1), worldwide, exclusive, non-transferable license (except has herein provided), under the Intellectual Property Rights of Kyxpyx, to use, view and display the ISV for the sole purposes of developing and marketing the ISV worldwide to the pharmaceutical industry;

b. Kyxpyx does not grant to GIC a perpetual and irrevocable (without regard to any termination or expiration of this Agreement, except as provided in Section 11.1), worldwide, non-exclusive, non-transferable license (except has herein provided), under the Intellectual Property Rights of Kyxpyx, to sublicense and distribute the ISV to any third party.

2.2 Branding and Trademarks.

GIC shall be able to, at its sole discretion, determine, create and develop any branding of the ISV and register any trademarks to be associated with the ISV as it relates to the marketing of the ISV to the pharmaceutical industry.

2.3 Value Adds

The parties understand and agree that during the Term, GIC may, at its sole discretion, create and develop value added products and services which will compliment the ISV.

2.4 Ownership

a. Ownership by Kyxpyx.

Kyxpyx retains all right, title and interest in and to the Technology, Documentation, Upgrades, Kyxpyx -authored Derivative Works, Kyxpyx -authored Independent Works and Kyxpyx bug fixes and associated Intellectual Property Rights.

b. Ownership by GIC.

GIC retains all right, title and interest in and to GIC-authored Derivative Works of the ISV, value added products and services, GIC-authored Independent Works of the ISV, subject to Kyxpyx's underlying rights in the ISV and associated Intellectual Property Rights.

c. Grant of Rights.

c.1 Kyxpyx grants GIC a worldwide exclusive non-transferable, non-assignable (except has herein provided) rights set forth in the Agreement subject to the following terms and conditions:
a. GIC agrees to obtain Kyxpyx's written agreement prior to any use of the ISV not set forth in this Agreement.
b. GIC agrees to promptly return to Kyxpyx or promptly destroy ISV in the event there is a material breach of this Agreement and all grace periods have expired.
c. The rights granted to GIC by Kyxpyx are limited only insofar as they remain in tact pursuant to this Agreement as long as this Agreement remains in force. Any material breach followed by the expiration of any grace periods shall cause all rights to use the ISV shall revert back to Kyxpyx.

c.2. Kyxpyx warrants that it has the authority and right to grant the limited license described in this Agreement to GIC.

2.6 Contractors.

GIC may retain third parties to furnish services to it in connection with GIC's creation and development of ISV related products and services as it relates to marketing the ISV to the pharmaceutical industry; and provided, that such third parties undertake obligations of confidentiality by executing a Non-Disclosure Agreement respecting such work and shall use such work only on behalf of GIC.

3.0 SUPPORT AND UPGRADES

3.1 During the Term, Kyxpyx may provide to GIC any Upgrades to the ISV. Kyxpyx shall promptly notify GIC of the nature of any Upgrades or other planned modifications to the Technology that affect the ISV directly or indirectly.

3.2 During the Term, Kyxpyx shall promptly provide to GIC all upgrades, versions and translations of the Documentation as it relates to the ISV when such upgrades, versions and translations of the Documentation are reasonably available.

4.0 PAYMENT

4.1 License Fees.

In consideration of the rights granted GIC in this Agreement, GIC shall pay Kyxpyx a royalty as follows:

a. The rights granted under this Agreement is limited to three (3) years from the date of execution of this Agreement, with an option by GIC to extend for another three years. At the end of the second three year periods, this Agreement terminates unless a new agreement is negotiated and entered into by the parties;

b.      GIC shall pay to Kyxpyx a royalty on the following sliding scale:
(a) five percent (5%) of net income after tax on the first $1,000,000 (one million dollars);
(b) three percent (3%) of net income after tax on the following $3,000,000 (three million dollars);
(c) two percent (2%) of net income after tax on the following $5,000,000 (five million dollars);
(d) one percent (1%) of net income after tax above $9,000,000 (nine million dollars).

d. The payment in 5.1(b) shall be received by Kyxpyx from GIC at the end of each quarter and in the event payment is not forthcoming at that time, GIC has a three (3) week grace period in which to make said payment.

4.2 Support Fees.

GIC may be required to pay fees for Upgrades. However, those fees shall be negotiated and contracted for when Upgrades are contemplated or completed

4.3 Taxes.

All payments required by this Agreement shall be made in Canadian dollars. Each party shall bear its own federal income tax and province and state income taxes in connection with the transactions described in this Agreement.

5.0 ADDITIONAL AGREEMENT OF PARTIES

5.1 Notices.

GIC shall not remove any copyright notices, trademark notices, patent notices or other proprietary legends of Kyxpyx contained on or in the Technology, the ISV or their respective Documentation.

5.2 End User Support.

a. If GIC determines that a problem or problems identified by GIC or an end user customer is the result of the Technology, the ISV or an Upgrade, GIC may contact Kyxpyx for advice and assistance. Kyxpyx shall use reasonable efforts to provide an oral or written solution or solutions to the problem(s) that includes such detail as will permit one of GIC's technicians to develop and implement a complete solution or set of solutions to fix the problem(s).

GIC is not authorized to make any representation or warranty on behalf of Kyxpyx to its end users or third parties. GIC shall provide technical and maintenance support service for its end user customers in accordance with what will be GIC's standard support practices. Kyxpyx shall not be responsible for providing any support to GIC's customer service representatives or end users.

5.3 Marketing.

The parties are not required to cooperate on mutually agreeable marketing and promotional activities relating to the ISV. All press announcements concerning this Agreement and the planned first use of the ISV shall be at the sole discretion of GIC.

5.4 Use of GIC's Name.

GIC hereby authorizes Kyxpyx to use GIC's name in press announcements, advertising and marketing prepared by or on behalf of Kyxpyx for the Technology, provided that GIC will have the right to prior approval or disapproval the use of its name in all cases.

5.5 Patent Non-Assertion.

a. Non-Assertion by GIC.

(i) Kyxpyx agrees that it shall not commence any action against GIC for infringement by the use, offer for use of the ISV, not including any Upgrades thereto. In the event that GIC develops an independent work, an Upgrade independent of any hardware or software developed by Kyxpyx, Kyxpyx shall not commence any action against GIC for infringement of the Kyxpyx copyright or patent of the independent work.

(ii) If Kyxpyx notifies GIC in writing of a patent issue pursuant to Section 5.5(a)(i), the parties shall enter into binding arbitration to decide the issue. The parties further agree that any license established through such arbitration shall include a termination provision whereby the license may be terminated by GIC if Kyxpyx makes a claim or commences any action against GIC or its subsidiary for infringement of the Intellectual Property Rights of the Kyxpyx Technology or Upgrades. If no patent license agreement is established, GIC agrees that it will take no action against Kyxpyx or Kyxpyx 's subsidiaries for twelve (12) months after it notifies Kyxpyx pursuant to
Section 5.5(a)(i). For a given Upgrade, if no patent license agreement is established, GIC will not be granted rights under Section 2, except to the extent necessary to meet the obligations established by other Sections of this Agreement.

6.0 REPRESENTATIONS AND WARRANTIES; DISCLAIMER

6.1 Representations and Warranties of Kyxpyx.

Kyxpyx hereby represents and warrants that:

(a) Kyxpyx Technologies Inc. is a corporation in good standing that is incorporated in the Province of British Columbia.

(b) Kyxpyx has authorized the person who has signed this Agreement for Kyxpyx to execute and deliver this Agreement to GIC on behalf of Kyxpyx;

(c) it has not previously granted and will not grant any rights in the Technology as it relates to the ISV to any third party that are inconsistent with the rights granted to GIC in this Agreement;

(d) the ISV will be free from defects in materials and workmanship for a period of seven hundred and twenty (720) days after delivery. Kyxpyx's sole liability with respect to breach of this warranty is to fix the defective parts of ISV. Except as expressly provided in this Section 6.1(c), Kyxpyx licenses the ISV and Documentation to GIC on an "AS IS" basis.

6.2 Representations and Warranties of GIC.

GIC hereby represents and warrants that:

(a) Global Internet Communications Inc. is a corporation in good standing that is incorporated in the Province of British Columbia.

(b) GIC has authorized the person who has signed this Agreement for GIC to execute and deliver this Agreement to GIC on behalf of GIC;

(c) it has not previously granted and will not grant any rights in the ISV to any third party that are inconsistent with the rights granted to Kyxpyx herein;

6.3 General Disclaimer.

EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

6.4 Limitation.

The warranties set forth in this Article 6.0 are expressly subject to Section
10.0 (Limitation of Liability).

7.0 CONFIDENTIAL INFORMATION

7.1 Confidential Information.

For the purposes of this Agreement, "Confidential Information" means the Source Code form of the Technology and ISV, Kyxpyx -authored Derivative Works of the Technology and ISV, the GIC-authored Independent Works or Upgrades of the Technology, and information that relates to (i) Kyxpyx hardware or software, (ii) GIC hardware or software, (iii) the customer lists, business plans and related information of either party, and (iv) any other technical or business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure or within a reasonable time thereafter unless the circumstances of the disclosure indicate that such disclosure is intended by a party to be confidential.

7.2 Preservation of Confidentiality.

The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit "B" and incorporated herein by reference, modified as follows:

(a) The definition of "Confidential Information" shall be as set forth in
Section 7.1 above notwithstanding any definition set forth in the CDA;

(b) The use of Confidential Information shall be limited to the scope of the license provided in this Agreement;

(c) the obligations of confidentiality expressed in the CDA shall extend three
(3) years beyond termination or expiration of this Agreement, except with respect to Source Code form of the Technology and the ISV, which shall be held confidential in perpetuity; and

(d) the term of the CDA shall extend to coincide with the Term for purposes of disclosures of Confidential Information for purposes of this Agreement.

8.0 INDEPENDENT DEVELOPMENT

Notwithstanding any other provision of this Agreement, GIC shall have no obligation to market, sell, license or otherwise distribute the Technology or Derivative Works thereof, either alone or in any product or service and, except as provided in Section 7.0, nothing in this Agreement shall be construed as restricting GIC's ability to acquire, license, develop, manufacture or distribute technology that is similar to the Technology of the ISV and performs the same or similar functions as the Technology and the ISV, or to market and sell such similar technology in addition to, or in lieu of, the Technology and ISV. GIC agrees that the terms stated in this Section 8.2 does not constitute a license grant by Kyxpyx to GIC of any Kyxpyx Intellectual Property Rights and that GIC's license rights to are set forth in other Sections of this Agreement.

9.0 INDEMNIFICATION

9.1 Indemnification by Kyxpyx.

a. KYXPYX shall, at its expense and GIC's request, defend any claim or action brought against GIC and GIC's affiliates, directors, officers, employees, agents and independent contractors, that arises from or is related to any claim that (a) the ISV infringes any copyrights or trade secrets; and (b) Kyxpyx's Independent Works and Derivative Works of the ISV that infringes any copyrights or trade secrets of GIC; and Kyxpyx will indemnify and hold GIC harmless from and against any costs, damages and fees reasonably incurred by GIC, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. In the event of a claim against GIC by a third party related to the ISV, Kyxpyx shall promptly elect and provide notice to GIC that Kyxpyx will indemnify and defend GIC with respect to such claim or decline to provide such defense and indemnity.

b. GIC shall have the right to employ separate counsel at GIC's expense and participate in the defense of any claim or action. Kyxpyx shall reimburse GIC upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this
Section 9.1.

c. Kyxpyx may not settle any claim or action under this Section 9.1 on GIC's behalf without first obtaining GIC's written permission, which permission will not be unreasonably withheld. In the event GIC and Kyxpyx agree to settle a claim or action, Kyxpyx agrees not to publicize the settlement without first obtaining GIC's written permission, which permission will not be unreasonably withheld.

d. Notwithstanding the foregoing, should the ISV or portion thereof be held to constitute an infringement or use as contemplated by this Agreement be enjoined or be threatened to be enjoined, Kyxpyx shall promptly notify GIC and immediately, at Kyxpyx's expense: (i) procure for GIC the right to continue use the ISV or portion thereof, as applicable, as licensed in this Agreement; or (ii) replace or modify the ISV or portion thereof with a version that is non-infringing, provided that the replacement or modified version satisfies all applicable needs of GIC to successfully market ISV. If (i) or (ii) are not available to Kyxpyx, in addition to any damages or expenses reimbursed under this Section 9.1, Kyxpyx shall refund to GIC all amounts paid to Kyxpyx by GIC under this Agreement.

9.2 Indemnification by GIC.

a. GIC shall, at its expense and Kyxpyx's request, defend any claim or action brought against Kyxpyx and Kyxpyx's affiliates, directors, officers, employees, agents and independent contractors, that arises from use of the ISV and independent works as Upgrades. And GIC will indemnify and hold Kyxpyx harmless from and against any costs, damages and fees reasonably incurred by Kyxpyx, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Kyxpyx shall: (i) provide GIC reasonably prompt notice in writing of any such claim or action and permit GIC, through counsel mutually acceptable to GIC and Kyxpyx, to answer and defend such claim or action; and (ii) provide GIC information, assistance and authority, at GIC's expense, to help GIC to defend such claim or action. GIC will not be responsible for any settlement made by Kyxpyx without GIC's written permission, which permission will not be unreasonably withheld.

b. Kyxpyx shall have the right to employ separate counsel at Kyxpyx's expense and participate in the defense of any claim or action. GIC shall reimburse Kyxpyx upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 9.2.

c. GIC may not settle any claim or action under this Section 9.2 on Kyxpyx 's behalf without first obtaining Kyxpyx 's written permission, which permission will not be unreasonably withheld. In the event GIC and Kyxpyx agree to settle a claim or action, GIC agrees not to publicize the settlement without first obtaining Kyxpyx 's written permission, which permission will not be unreasonably withheld.

9.3 THIS ARTICLE STATES THE ENTIRE LIABILITY OF THE PARTIES WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE ISV. THE PARTIES SHALL HAVE NO LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF EACH OTHER AND ANY THIRD PARTY AS A RESULT OF USE OR LICENSE OF THE ISV OTHER THAN AS STATED HEREIN.

10.0 LIMITATION OF LIABILITY

10.1 Limitation of Liability.

Except for express undertakings to indemnify under this Agreement:

a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees paid by GIC for the ISV; and

b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

c. The provisions of this Section 10.0 allocate the risks under this Agreement between Kyxpyx and GIC and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

11.0 DEFAULT PROVISIONS

11.1 Default and Remedies; Termination.

a. GIC agrees that if, at any time during the Term and for a period of ten
(10) years thereafter, GIC or any of its officers, directors or agents willfully and intentionally breaches a material provision of this Agreement and GIC fails to cure such breach within a period of one (1) month after the date that Kyxpyx provides GIC with notice thereof, Kyxpyx shall have the right to terminate this Agreement and terminate the license grants set forth in
Section 2, inclusive of any Upgrades, versions or successors thereto. GIC's rights under Section 2 of this Agreement with respect to Upgrades it develops shall survive any expiration or termination of this Agreement.

b. GIC may terminate this Agreement only if Kyxpyx fails to deliver ISV in satisfaction of GIC's acceptance criteria after notice to Kyxpyx and an opportunity to cure, in accordance with Section 12.6.

c. Except as expressly stated in this Section 11.2 and in Section 12.6, the parties agree that in the event that either party breaches any material term of this Agreement, the non-breaching party shall deliver notice thereof to the breaching party and the breaching party shall have thirty (30) days from receiving such notice to cure such breach. If the breach continues after such 30-day period, the non-breaching party's sole remedy shall be to seek monetary damages in a court of competent jurisdiction.

11.2 Effect of Expiration or Termination.

In the event of expiration of this Agreement in accordance with Section 11.1 or termination in accordance with Section 11.2(a), GIC shall be authorized to continue exercising all of the rights granted pursuant to Section 2 of this Agreement, subject to its losing the exclusivity granted by Section 2. All licenses or sublicenses granted by either party under the terms of this Agreement prior to expiration or termination shall remain in full force and effect and shall not be affected by termination or expiration.

11.3 No Waiver.

The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision.

11.4 Survival.

The parties' rights and obligations under Sections 2.0, 5.1, 5.2, 5.3, 6.0, 7.0, 8.0 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, except that Section 2 of this Agreement shall not survive termination of this Agreement pursuant to Section 11.2(a).


12.0 MISCELLANEOUS

12.1 Notices.

All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, or by confirmed e-mail to the person(s) and address specified below. Such notice will be effective upon receipt.

Kyxpyx Technologies Inc.
800-1070 Douglas
Victoria, BC Canada V8N 2S8
e-mail address: k_meyers@kyxpyx.com

Global Internet Communications
2305 - 1050 Burrard Street,
Vancouver, B.C. Canada V6Z 2S3
e-mail address: globalinternetcom@yahoo.com

12.2 Partial Invalidity.

If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

12.3 Complete Understanding.

This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the parties.

12.4 Compliance with Laws.

The ISV, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. GIC agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or ISV as may be required after delivery to GIC.


12.5 Disclaimer of Agency.

The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute GIC as a franchisee of Kyxpyx. GIC hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

12.6 Delivery and Acceptance.

On the Effective Date or as soon as practicable, Kyxpyx shall deliver to GIC one (1) complete copy of the deliverables set forth in Exhibit A (i.e., the ISV and the Documentation). Within 30 days after receiving such deliverables, GIC shall confirm that the ISV conforms to GIC's reasonable expectations. If GIC notifies Kyxpyx of a non-conformance, Kyxpyx shall promptly address the discrepancies between what GIC expected and what Kyxpyx delivered. If the amended copy of the ISV also does not conform to the GIC's reasonable expectations, GIC shall have the option to terminate this Agreement.

12.7 Assignment and Change in Control.

This Agreement may not be assigned by either party except as herein provided without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that either party may assign this Agreement to a majority-owned subsidiary.

12.8 Construction.

This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

12.9 Force Majeure.

Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

12.10 Exhibits.

The following are included herein by reference as integral parts of this
Agreement:

       Exhibit "A" - Description of ISV and Documentation
       Exhibit "B" - Confidential Disclosure Agreement

12.11 Section References.

Any reference contained herein to an article of this Agreement shall be meant to refer to all subsections of the article.

12.12 Governing Law.
The law that governs the interpretation and enforcement of the Agreement is the laws of the Province of British Columbia.
12.13. Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Signed this 10th day of  August, 2000.

 ______________________________ ____________________________
Witness                         Kyxpyx Technologies Inc.

 ______________________________ ____________________________
Witness                         Global Internet Communications Inc.






                                  EXHIBIT "A"

                  DESCRIPTION OF TECHNOLOGY AND DOCUMENTATION

Kyxpyx shall deliver each of the following items to GIC under the terms of the Agreement.

I. Internet Streaming Video as derived from the Kyxpyx streaming video
Technology.

II. Documentation: ISV Documentation




                                  EXHIBIT "B"

                       CONFIDENTIAL DISCLOSURE AGREEMENT

                             BI-LATERAL DISCLOSURE

Kyxpyx Technologies, Inc., and Global Internet Communications Inc. agree that the definitions in section 1 of the agreement that this Agreement is an exhibit to are incorporated by reference and are an integral part of this Agreement; and the parties further agree as follows:

1. (a) The information disclosed under this Agreement ("Information") includes the following: Kyxpyx Information: business information related to its Technology associated technologies, licensing practices and fees, research and development plans, customers, and marketing and future business plans.

(b) The permitted use of Information is for the purpose of exploring business possibilities between Kyxpyx and Party.

2. This Agreements covers only Information which is disclosed between the Effective Date and twelve (12) months thereafter. Each party's obligations regarding Information expires three (3) years after the date of disclosure (except for Kyxpyx Technology and ISV source code, which shall be protected in perpetuity). Information shall be used solely as permitted above, and shall not be disclosed to a third party other than a subsidiary, agent, or subcontractor of the receiving party who has agreed to be bound by the terms of this Agreement. Each party shall protect Information of the other party using the same degree of care, but not less than a reasonable degree of care, as such party to protect its own confidential information. Upon termination of this Agreement or the disclosing party's written request, the receiving party shall cease use of Information and return or destroy all information.

3. Each party shall be obligated to protect only Information: (a) disclosed in tangible form clearly labeled as confidential or proprietary at the time of disclosure; or (b) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized in writing, designated as confidential or proprietary, and delivered to the other party within thirty (30) days after disclosure.

4. This Agreement imposes no obligation upon the receiving party with respect to Information which: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of Information.

5. Disclosure of the other party's Information is not prohibited if prior notice is given to the other party and such disclosure is: (a) compelled pursuant to a legal proceeding or (b) otherwise required by law. Information is delivered "AS IS," and all representations and warranties, express or implied, including fitness for a particular purpose, merchantability, and non-infringement, are hereby disclaimed. Neither party has an obligation to sell or purchase any item from the other party. Neither party shall be liable for any special, incidental, consequential or punitive damages by reason of any alleged breach of this Agreement based on any theory of liability. Nothing is this Agreement shall be construed as a representation that the receiving party will not develop or acquire information that is the same as or similar to Information, provided that the receiving party does not do so in breach of this Agreement. The receiving party agrees that any breach of this Agreement will result in irreparable harm to the disclosing party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach. The receiving party does not acquire any rights in Information, except the limited rights to use Information as described above.

6. This Agreement constitutes the entire agreement between the parties concerning its subject matter. All additions or modifications to this Agreement must be made in writing and must be signed by an authorized representative of each party. The parties agree to comply strictly with all applicable export control laws and regulations. Any action relating to this Agreement will be governed by British Columbia law, excluding choice of law rules.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Signed this 31st day of December, 2000.

 ______________________________ ____________________________
Witness                         Kyxpyx Technologies Inc.

 ______________________________ ____________________________
Witness                         Global Internet Communications Inc.


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